Exhibit 23.2- Consent of Donahue Associates, LLC

DONAHUE ASSOCIATES, L.L.C.
27 BEACH ROAD, SUITE CO5-A
MONMOUTH BEACH, NJ 07750
Phone: (731) 229-7723

Consent of Certified Public Accountants

The Board of Directors of Madison Group III, Inc.

        We have issued our report dated August 8, 2003, accompanying the financial statements of Madison Group III, Inc. contained in the form SB-2 Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts”.

/s/ Donahue Associates LLC

Donahue Associates LLC
September 11, 2003